UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 5, 2018
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INSEEGO CORP.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	000-31659	81-3377646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer identification number)
9605 Scranton Road, Suite 300
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 812-3400
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 5, 2018, the Board of Directors (the “Board”) of Inseego Corp. (the “Company”) unanimously adopted a resolution to appoint Mark Licht to fill a vacancy on the Board. The appointment became effective immediately.
Upon his appointment to the Board, Mr. Licht became a member of the class of directors with terms expiring at the 2019 Annual Meeting of Stockholders of the Company. The Board has determined that Mr. Licht qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and listing rules of The NASDAQ Stock Market LLC. For his service on the Board, Mr. Licht will receive the same compensation as other non-management directors, as described in the Company’s most recent proxy statement filed with the SEC. Mr. Licht has also entered into the Company’s standard form of indemnification agreement.
Mr. Licht, age 64, has served as President of Licht & Associates, a strategic advisory services firm that conducts strategic business analysis, develops business and operating plans, evaluates market opportunities and technology trends, assists with financing and proposes alternative business strategies for chief executive officers and their executive teams in the telematics, internet of things (IoT) and Location Based Services industries, since 2007. In that capacity Mr. Licht has worked with investment bankers and private equity funds, as well as directly with boards of directors and management teams of companies in the US, Latin America and Europe in developing go to market strategies and product roadmaps, exploring strategic investments, acquisitions and the sale of companies in the telematics market. Mr. Licht has also served as Senior Advisor of C.J. Driscoll & Associates since 2010 and as an Advisor at Motus Ventures since 2016. Mr. Licht co-founded North American Teletrac in 1985 and served as its President until 2001 and served as the EVP for Strategy at AirTouch Teletrac until 1996. He co-founded Ituran in 1994. Mr. Licht also co-founded SigmaOne Communications in 1998 and served as its President until 2001. Mr. Licht currently serves on the boards of directors or advisory boards of a number of fleet management, autonomous vehicle, insurance telematics, data analytics and OEM focused telematics companies, including Preteckt, a predictive maintenance technology provider, Peloton Technology, a connected and automated vehicle technology company; Eleven X, an operator of LORA networks in Canada, Road Track, an OEM telematics service provider in Latin America, and GPS Dashboard, a developer of sales management solutions in the Salesforce marketplace. Mr. Licht received a Master of Science degree in International Relations from The London School of Economics and a Bachelor of Arts degree in Political Science from the University of California, Los Angeles.
There are no arrangements or understandings between Mr. Licht and any other persons pursuant to which he was elected as a director of the Company. There are also no family relationships between Mr. Licht and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Licht’s appointment to the Board was announced in a press release, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibits are filed with this report:

99.1	Press Release, dated January 8, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

By:	/s/ Stephen Smith
Stephen Smith
Executive Vice President and Chief Financial Officer

Date: January 8, 2018